UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2015
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue, Glenview, IL		60025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on May 8, 2015 for the purposes of (i) electing the eleven directors named in the Company’s proxy statement to hold office until the next annual meeting of stockholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; (iii) approving, on an advisory basis, a resolution approving executive compensation of the named executive officers as disclosed in the proxy statement; (iv) approving the Illinois Tool Works Inc. 2015 Long-Term Incentive Plan; and (v) approving a non-binding stockholder proposal to permit stockholders to call special meetings.
All eleven nominees for director as named in the Company’s proxy statement for the meeting were elected by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Votes
Election of Directors
Daniel J. Brutto	294,856,418	545,491	1,070,194	35,983,939
Susan Crown	293,302,290	2,061,025	1,108,788	35,983,939
James W. Griffith	294,568,469	887,871	1,015,763	35,983,939
Richard H. Lenny	292,777,273	2,654,015	1,040,815	35,983,939
Robert S. Morrison	293,513,314	1,944,689	1,014,100	35,983,939
E. Scott Santi	294,768,131	682,348	1,021,624	35,983,939
James A. Skinner	292,883,966	2,565,719	1,022,418	35,983,939
David B. Smith, Jr.	294,672,307	748,389	1,051,407	35,983,939
Pamela B. Strobel	294,673,517	781,862	1,016,724	35,983,939
Kevin M. Warren	294,614,769	811,446	1,045,888	35,983,939
Anré D. Williams	294,239,902	1,207,965	1,024,236	35,983,939

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was ratified by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Ratification of independent registered public accounting firm	329,088,650	2,518,694	848,698	N/A

A Company proposal requesting that stockholders approve a non-binding resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under “Compensation Discussion & Analysis,” the Summary Compensation Table, the related compensation tables and the related narrative disclosures, in the March 20, 2015 proxy statement, passed with the following votes.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Advisory vote to approve executive compensation	285,245,745	9,103,585	2,122,773	35,983,939

The Illinois Tool Works Inc. 2015 Long-Term Incentive Plan was approved by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Illinois Tool Works Inc. 2015 Long-Term Incentive Plan	283,071,229	11,809,449	1,591,425	35,983,939

Stockholder proposal to permit stockholders to call special meetings.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Stockholder proposal to permit stockholders to call special meetings	258,673,534	36,698,197	1,100,372	35,983,939

Item 8.01. Other Events.

Election of E. Scott Santi as Chairman of the Board and Robert S. Morrison as Lead Independent Director

Pursuant to the Company’s Corporate Governance Guidelines, the Board examines whether the role of chairman and chief executive officer should be combined each time the Board elects a new CEO, and may determine to separate or combine the offices of chairman and CEO at such other time as it deems appropriate. Given Mr. Santi’s successful transition into the CEO role and his deep knowledge and understanding of the Company’s business model, operation and culture, the Board believes that he is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. The Board believes that this structure combined with a strong, independent and highly experienced lead director with well-defined responsibilities along with the Company’s experienced and engaged independent directors provide effective oversight of the Company’s management and key issues related to CEO performance, succession planning, executive compensation, and enterprise risk management. As a result, the Board believes that it is in the best interest of the Company and our stockholders to combine the chairman and CEO roles at this time.
The Board simultaneously amended the Company’s Corporate Governance Guidelines to enhance the duties of the lead director. As amended, the Corporate Governance Guidelines state that the lead director will:

•	preside at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors;

•	act as a key liaison between the chairman and the independent directors;

•	have the authority to call meetings of the independent directors, when necessary;

•	approve meeting agendas, schedules and information sent to the Board;

•	communicate Board member feedback to the chairman after each Board meeting;

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication; and

•	perform such other duties as requested by the Board.

Mr. Santi will receive no additional compensation for his role as Chairman. Mr. Morrison will receive an annual lead director fee of $30,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: May 8, 2015	By: /s/ Maria C. Green
Maria C. Green
Senior Vice President, General Counsel & Secretary